                                 EXHIBIT 10.37



                      MARINE MANAGEMENT SERVICES AGREEMENT
                      ------------------------------------

     This Marine Management Services Agreement (the "Agreement") made this 30th day of September, 1993 by and between Louisiana Riverboat Services, Inc., a Louisiana corporation ("Riverboat Services"), and Showboat Star Partnership, a Louisiana partnership ("SSP");

                              W I T N E S S E T H
     WHEREAS, SSP has contracted for the construction of a riverboat gambling vessel to be named the M/V STAR CASINO (hereinafter, the "Star Casino" or the "Vessel");

     WHEREAS, SSP proposes to operate the Star Casino pursuant to the Louisiana Riverboat Economic Development and Gaming Control Act, La. R.S. 4:501 et seq
                                                                      -- ---
(the "Gaming Act") on Lake Pontchartrain and on other rivers and waterways permitted by the Gaming Act and on such other rivers and waterways as may be required for maintenance of the Vessel or for other purposes;

     WHEREAS, Riverboat Services has experience in the performance of marine management services for similar types of vessel and holds a permit as a Supplier of Goods and Services under the Gaming Act;

     WHEREAS, the parties hereto desire to provide for the performance of the non-gambling-related services for the Star Casino as follows:

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein, Riverboat Services and SSP agree as follows:

     1.   Marine Management Services.  Riverboat Services shall be the exclusive
          --------------------------
provider of marine management services for the Star Casino. For purposes of this Agreement, the term "marine management services" shall refer, without limitation, to those services related to the crewing, staffing, operation, housekeeping, basic maintenance, provisioning and supply of the Star Casino but shall exclude casino or gaming operations or services.

     Without intending to limit the generality of the foregoing, Riverboat Services shall staff all marine crew positions on the Vessel (including the master of the Vessel) with mariners who hold appropriate licenses as directed by the United States Coast Guard O.C.M.I. Additionally, Riverboat Services shall take steps, at the cost of SSP, to obtain for each crew member involved with navigation and passenger safety United States Coast Guard-approved certifications for lifeboat, firefighting and first aid. Riverboat Services will require crew members to wear appropriate uniforms approved by SSP. The costs of pre-employment medical and drug testing shall be for the account of SSP. All other hiring costs shall be borne by Riverboat Services. During extended dockside operations, Riverboat Services shall use its best efforts to reduce the crew complement consistent with U.S. Coast Guard requirements and the safety of the passengers, crew, and Vessel.

     Riverboat Services shall use its best efforts to operate the Vessel to meet the requirements of SSP, consistent with the authority of the master to maintain safe operation of the Vessel and subject to the seaworthiness of the Vessel and acts of God. Riverboat Services shall cause the master to keep full and correct deck and engine room logs of the Vessel operation which shall be made available to SSP for inspection on request at any time.

     If SSP has reason to be dissatisfied with the conduct of the master or any officer or member of the crew, Riverboat Services on receiving particulars of the complaint shall promptly investigate the matter and if the complaint proves to be well founded, Riverboat Services shall as soon as reasonably possible make appropriate changes in the appointment of master, officers, or crew.

     Riverboat Services shall use its best efforts to obtain licenses and permits required for the Vessel and to perform appropriate maintenance and repair of the Vessel to assure its seaworthiness and compliance with all applicable United States Coast Guard regulations. Without lifting the generality of the foregoing, Riverboat Services shall provide:

   (a) consumables and maintenance supplies, excluding fuel and oil, but including battery maintenance and replacement, potable water, oil and fuel filter, top side paint, solvents, grease, chemicals and the like;

   (b) disposal services including sewerage (black water), dirty motor oil and lubricating oils

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

          and garbage in accordance with all applicable laws and regulations;
   (c) inspection of first aid kits, fire extinguishers and life saving apparatus to assure compliance with all applicable regulations;
   (d)    cleaning for the non-casino areas of the Vessel; and
   (e) scheduling and conduct of refueling so as to minimize disruption of the Vessel's activities and to comply with all safety and environmental regulations;

     SSP has selected a supplier for fuel and oil for the Vessel. Riverboat Services agrees to notify SSP monthly of the anticipated fuel and oil requirements of the Vessel for the upcoming month but shall not be liable for any failure of the supplier to perform. Riverboat Services will submit samples of fuel and oil for periodic third-party laboratory testing to determine engine condition.

     2.   Compensation.  Riverboat Services shall be reimbursed for all amounts
          ------------
expended on behalf of SSP and, in addition, compensated for its efforts on a "cost-plus" basis in an amount equal to fifteen percent (15%) of the services, supplies and products which Riverboat Services performs, provides or arranges the purchasing for SSP. Without lifting the generality of the foregoing, Riverboat Services shall be reimbursed by SSP for the marine management services specified in Paragraph 1 hereof, telephone and

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

communication services, transport and lifting services and similar purchases of services, whether performed by Riverboat Services or others, necessary or appropriate for the non-gaming operations of the Vessel. Should SSP request uniform maintenance costing in excess of $8.00 per person per week, the excess amount shall be paid by SSP. All such amounts, except as specifically provided herein, shall be subject to the fifteen percent (15%) "cost-plus" fee payable to Riverboat Services. Riverboat Services agrees to provide an itemized statement of such amounts and its fee to SSP no later than the tenth (10th) day of each month.

     Upon demand and during normal business hours, SSP, at its own expense, shall be entitled to ask Ericksen, Krentel, Canton & LaPorte, L.L.P. or other certified public accountants of its selection to audit such itemized statements and Riverboat Services agrees to cooperate with such auditors. Riverboat shall maintain the usual and customary books of account in respect to its services and shall afford SSP and its accountants reasonable access to same during normal business hours.

     SSP agrees to establish, within five (5) days hereof, an account with First National Bank of Commerce, New Orleans, Louisiana (the "Purchasing Account"). Riverboat Services shall draw upon the Purchasing Account for all amounts to be expended on behalf of SSP and shall be entitled to reimburse itself from the Purchasing Account for all amounts expended by it on behalf of SSP. Within ten
(10) days of the receipt of the itemized monthly statement, SSP shall pay to Riverboat Services its monthly fee and

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

shall deposit in the Purchasing Account the amount required to bring the balance of such Purchasing Account to the amount of purchases projected by Riverboat Services to occur over the following one month. In the event its monthly fee is not paid in a timely manner, Riverboat Services shall be entitled to pay itself its monthly fee from the Purchasing Account. Any interest earned on the Purchasing Account shall be for the account of Riverboat Services.

     Riverboat Services shall use reasonable care in preparing estimates of projected expenses of the Vessel but shall not be liable to SSP for any errors in such estimates or in the event the balance of the Purchasing Account is inadequate for any reason for the operation or maintenance of the Vessel.

     Expenses for employee training to United States Coast Guard certification for lifeboat, firefighting and first aid requirements (but not to exceed $514.00 per person, but only for those employees who have not already received this training) shall be for the expense of SSP but shall not incur the fifteen percent (15% "cost-plus" fee payable to Riverboat Services.

     Additionally, SSP agrees to pay to Riverboat Services a set up fee of $25,000 upon the execution of this Agreement.

     3.   Term of Agreement.  The initial term of this Agreement shall be for
          -----------------
one (1) year from the date hereof. Unless written notice is given to the other party ninety (90) days prior to the expiration of the term of this Agreement it shall be deemed to be automatically renewed for a further one-year period. If, for any

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

reason, SSP fails to obtain a gaming license, this Agreement shall be null and void. If SSP fails to obtain a renewal of its gaming license, or its gaming license is suspended or revoked for more than 30 days, or the vessel becomes unusable for gaming activities for a period reasonably expected to exceed 30 days, this Agreement shall terminate. SSP agrees that during the term of this Agreement and for one (1) year following the date of termination thereof, it shall not attempt to employ any personnel employed by Riverboat Services.

     4.   Disputes Between the Parties.  Shipboard disputes between the parties
          ----------------------------
shall be referred to the master of the Vessel whose decision shall be binding upon the parties for the duration of his shift.

     5.   Insurance and Indemnification.  SSP shall obtain and maintain
          -----------------------------
insurance from responsible carriers for the Star Casino in accordance with the insurance requirements set forth in Schedule One of this Agreement.

     SSP shall hold harmless, defend and indemnify Riverboat Services, its officers, directors and employees for any loss, claim, demand, or suit involving damage to or loss of the Star Casino or for injury, loss or damages (excluding claims for exemplary or punitive damages), however caused, to the extent that such claims are covered by the insurance set forth in Schedule One of this Agreement. SSP shall have no obligation to hold harmless, defend, or indemnify Riverboat Services, its officers, directors, or employees for any loss, claim, demand or suit arising out of or

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

resulting from, in whole or in part, any intentional wrongdoing or misconduct of Riverboat Services, its officers, directors, or employees. Riverboat Services shall have no responsibility for (or liability to any person on account of) the operation or any activities (whether legal or illegal and whether performed by SSP personnel or third parties) taking place within the casino or gambling areas of the Vessel and shall be indemnified by SSP with respect to such operations or activities. It is agreed that SSP shall expressly insure the indemnity obligations it assumes under this paragraph.

     6.   Representations and Warranties of SSP.  SSP represents and warrants to
          -------------------------------------
Riverboat Services as follows:

     SSP has the power and authority to execute, deliver and perform this Agreement and to incur the obligations and liabilities to be incurred by it hereunder. SSP has taken all necessary action to authorize its execution, delivery and performance of this Agreement. No governmental approval or consent of any other person is required in connection with the execution, delivery and performance by SSP of this Agreement. This Agreement has been duly executed and delivered by SSP, and constitutes the legal, valid and binding obligation of SSP, enforceable against SSP in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles. SSP's execution, delivery and performance of this Agreement does not and will not conflict with, or constitute a violation or breach

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

of, or constitute a default under, or result in the creation or imposition of any lien upon the property of SSP by reason of the terms of (a) any contract, mortgage, lien, lease, agreement, indenture, or instrument to which SSP is a party or which is binding upon SSP, (b) any judgment, law, statute, rule or governmental regulation applicable to SSP, or (c) any organizational document of SSP, which in any case materially and adversely affects the property, business, operations or conditions (financial or otherwise) of SSP taken as a whole.

     SSP (a) is a Louisiana partnership duly organized and validly existing in good standing under the laws of the State of Louisiana and (b) has all requisite power and authority to conduct its business and to own its property as presently owned and conducted, where in any case the failure to have such power and authority would have a material and adverse effect on the property, business, operations or condition (financial or otherwise) of SSP.

     7.   Representations and Warranties of Riverboat Services.  Riverboat
          ----------------------------------------------------
Services represents and warrants to SSP as follows:

     Riverboat Services has the corporate power and authority to execute, deliver and perform this Agreement and to incur the obligations and liabilities to be incurred by it hereunder. Riverboat Services has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement. No governmental approval or consent of any other person is required in connection with the execution, delivery and performance by Riverboat Services of this Agreement. This

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

Agreement has been duly executed and delivered by Riverboat Services, and constitutes the legal, valid and binding obligation of Riverboat Services, enforceable against Riverboat Services in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles. Riverboat Services' execution, delivery and performance of this Agreement does not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any lien upon the property of Riverboat Services by reason of the terms of (a) any contract, mortgage, lien, lease, agreement, indenture, or instrument to which Riverboat Services is a party or which is binding upon Riverboat Services (b) any judgment, law, statute, rule or governmental regulation applicable to Riverboat Services, or (c) the certificate of incorporation or bylaws of Riverboat Services, which in any case materially and adversely affects the property, business, operations or condition (financial or otherwise) of Riverboat Services taken as a whole.

     Riverboat Services (a) is duly incorporated and organized and validly existing in good standing under the laws of the State of Louisiana and (b) has all requisite corporate power and authority to conduct its business and to own its property as presently owned and conducted, where in any case the failure to have such power and authority would have a material and adverse effect on the property,

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

business, operations or condition (financial or otherwise) of Riverboat
Services.

     8.   Notices.  All demands, notices and communications shall be sent to the
          -------
parties at the following addresses:

     Louisiana Riverboat Services, Inc.
     P.O. Box 6686
     New Orleans, LA 70174
     (504) 362-8994
     (504) 581-5983 (Fax)

     Showboat Star Partnership
     4227 Canal Street
     New Orleans, LA 70119
     (504) 486-7275
     (504) 484-7199 (Fax)

     9.   Entire Agreement.  Except as otherwise stated herein, this Agreement,
          ----------------
including the representations and warranties, includes the entire agreement between the parties with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto.

     10.  Assignment.  Subject to the requirements of the Gaming Act, this
          ----------
Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and assigns, but neither this Agreement nor any of its rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

     Notwithstanding the preceding paragraph, in the event the Star Casino is sold by SSP, SSP agrees to use its best efforts to cause

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

this Agreement to be assigned to and assumed by the buyer of the Vessel.

     11.  Third Parties.  Nothing in this Agreement expressed or implied is
          -------------
intended to confer on any other party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     12.  Choice of Law.  This Agreement shall be governed by and interpreted in
          -------------
accordance with Admiralty and Maritime laws of the United States and the laws of the State of Louisiana without regard to the conflict of laws thereof.

     13.  Force Majeure.  Neither SSP nor Riverboat Services shall be liable for
          -------------
any loss, damages, or delay or failure of performance hereunder resulting from any force majeure event, including but not limited to acts of God, fire, action
    ----- -------
of the elements, epidemics, war (declared or undeclared, warlike actions, insurrection, revolution or civil strife, piracy, civil war or hostile action, strikes or differences with workmen (except disputes relating solely to the employees of SSP or Riverboat Services), acts of the public enemy, federal or state laws, rules, and regulations of any government authorities asserting jurisdiction in the premises, and any other cause beyond the reasonable control of either party which makes continuation of operations impossible.

     14.  Liens.  Riverboat Services shall have no authority to create, incur,
          -----
or impose any lien or encumbrance upon the Vessel, maritime or otherwise, for any matter, and it shall inform all

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

third parties and subcontractors with whom it has dealings that it has no authority to create, incur, or impose any lien or encumbrance, maritime or otherwise, upon the Vessel. Riverboat Services expressly waives any and all liens or encumbrances on the Vessel, maritime or otherwise, for any services, supplies, or other necessaries, supplied to the Vessel, now or in the future, and Riverboat Services acknowledges that it is relying on the credit of SSP only in entering into this contract and does not and will not rely upon the credit of the Vessel now or in the future.

     15.  Confidentiality.  All information or data obtained by Riverboat
          ---------------
Services in the performance of this agreement is the property of SSP, is confidential, and shall not be disclosed without the prior written consent of SSP. Riverboat Services shall use its best efforts to ensure that it, its subcontractors, employees, and agents shall not disclose any such information or data.

     16.  Severability.  If any portion of this agreement is held to be invalid
          ------------
or unenforceable for any reason by a court or governmental authority of competent jurisdiction, then such parties will be deemed to be stricken and the remainder of this agreement shall continue in full force and effect.

     17.  Demise.  Nothing herein contained shall be construed as
          ------
creating a demise or bareboat charter of the Vessel to Riverboat Services.


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

     18.  Headings.  The headings of this agreement are for identification only
          --------
and shall not be taken into consideration in the interpretation or construction of this Agreement.

WITNESSES:                      LOUISIANA RIVERBOAT SERVICES, INC.


/s/                             BY:  /s/
- -------------------                 -----------------------------

                                ITS:  President
                                ---------------------------------
/s/ Bob Street
- -------------------             SHOWBOAT STAR PARTNERSHIP


/s/ Ingrid Cade                 BY:  /s/
- -------------------             ---------------------------------

                                ITS:  Managing Partner
  /s/                               -----------------------------
- -------------------
                                BY:  /s/ William J. Guste, Jr.
                                    -----------------------------

  /s/                           ITS:  Secretary
- -------------------                 -----------------------------

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

                                  SCHEDULE ONE

                            INSURANCE IN THE NAME OF
                           SHOWBOAT STAR PARTNERSHIP
                               STAR CASINO, INC.
                            SHOWBOAT LOUISIANA, INC.
                       LOUISIANA RIVERBOAT SERVICES, INC.
                    _______________________________________
P&I Limit:                       $ 50,000,000
Hull Limit:                        14,000,000 (to verify at inception)
Gaming Equipment:                   6,000,000 (to verify at inception)
Operating Crew: 17 A.O.T.           51 Total
Gaming Crew:    230 A.O.T.          1000 Total

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